Exhibit 99.1

Syra Health Announces Full-Year Revenue of $8.0 Million, Up 45% YoY

2024 Population Health Revenue Acceleration to 132% YoY

Q4 2024 Net Losses Cut Nearly in Half Compared to Q4 2023, Highlighting Major Efficiency Gains

Continued Momentum with New Customer Wins and Contract Extensions Driving Sustainable Growth

A conference call will be held today, Tuesday, March 11 at 9:00 am ET

Carmel, Ind., March 11, 2025 / PRNewswire – Syra Health Corp. (NASDAQ: SYRA) (“Syra Health” or the “Company”), a healthcare technology company dedicated to powering better health through innovative technology products and services, announced today its financial results for fourth quarter and full year ended December 31, 2024.

2024 Financial Highlights

●	2024 revenue of $8.0 million, up 45% compared to $5.5 million in 2023.

◌	Revenues, excluding Healthcare Workforce, grew 66% YoY and expanded to 26% of total revenues, compared to 23% of total revenue in 2023.
◌	Population Health reached $1.7 million in revenues in 2024, more than doubling from $715,000 in 2023, driven by continued demand for epidemiology and data analytics services.
◌	Legacy Healthcare Workforce generated revenues of $5.9 million in 2024, an increase of 38% from 2023.

●	Q4 2024 Population Health revenue increased 285% YoY.
●	Q4 2024 Operating Expense decreased 39% YoY, improving the profitability trajectory.
●	Q4 2024 Net Loss reduction to ($504,000) from ($995,000) in Q4 2023, nearly halving YoY.
●	Cash of $2.4 million and no long-term debt as of December 31, 2024.

2025 Financial Outlook

●	For the full year of 2025, the Company expects low double-digit percentage revenue growth, with the main catalyst being the higher margin Population Health and Behavioral and Mental Health business units.
●	Based on efficiency gains exiting 2024, the Company expects to continue its trend towards profitability.
●	Guidance does not include any potential revenues from two federal contracts announced in early 2024.

Recent Operational Highlights

●	Announced positive preliminary results from clinical research study of Syrenity. Data collected from this six-week study showed trends toward lowering depression symptoms among Syrenity users when compared to those without access to the app, among other indicators of improvement.
●	Secured a one-year Healthcare Workforce contract valued at up to $1 million by the Washington D.C. Office of the State Superintendent of Education. The agreement provides for several contract extension options.
●	Awarded a two-year contract with the State of Minnesota as part of its Master Contract Program. The agreement includes an option to extend the term by up to an additional three years with the Direct Care and Treatment Division of the Minnesota Department of Human Services. The program aims to enhance healthcare performance, patient satisfaction, and employee engagement within the state’s specialized behavioral healthcare system.
●	Granted a three-month Population Health contract with the Jefferson County Department of Health in Alabama to focus on identifying and addressing health disparities within the district.
●	Secured multiple contract extensions from existing customers:

◌	A five-month Healthcare Workforce contract extension valued at up to $1.5 million from the Indiana Family and Social Services Administration’s NeuroDiagnostic Institute.
◌	A Population Health contract extension valued at $450,000 from the state of Tennessee’s Shelby County Health Department. This includes an additional one-year renewal option for a total contract value of up to $1.3 million over three years.

Management Commentary

Dr. Deepika Vuppalanchi, Chair and CEO of Syra Health, said, “Since our IPO and listing on the Nasdaq nearly eighteen months ago, we have accelerated the delivery of innovative healthcare solutions for our customers throughout the country. In 2024, total revenue reached $8.0 million, a year-over-year expansion of 45% with growth derived from multiple revenue streams and importantly, non-Healthcare workforce revenues expanded to 26% of total revenue, up from 23% in 2023. Our strategy of targeting more profitable revenue streams continues to generate traction, as does our cost reduction strategy, as evidenced by the 39% YoY decline in operating expenses in the fourth quarter. We continue to secure new contracts and extensions with our governmental agency partners as we seek to unlock incremental contract value growth.

As we enter 2025, we are building on the strong momentum of the fourth quarter of 2024. With successful cost and operational efficiencies in place, we are well-positioned to capture new opportunities and deliver innovative, technology and service-driven value for our customers. The adoption of our mental health product, Syrenity, continues to grow, attracting a broad base of B2B and D2C customers, and we are eager to introduce new product enhancements, including telehealth. Looking ahead, our focus remains on expanding our sales pipeline, driving higher margin revenues, advancing innovative technology, and optimizing operations. With these strategic priorities, our profitability trajectory is gaining momentum and poised to accelerate in 2025.”

2024 Financial Results

For the fiscal year of 2024 ending December 31, revenue was $8.0 million, an increase of 45% compared to $5.5 million in 2023. Strong growth in the Population Health, Behavioral and Mental Health and Health Education business units was driven by new contracts as well as existing contract extensions. Digital Health revenue continues to evolve following milestone-based implementation revenue that was recognized in 2023, which has since shifted to more sustainable maintenance-based revenue.

Gross profit margin in 2024 was 20.7% compared to 25.6% in 2023. The variation in gross margins was due to a reevaluation of lower-margin Healthcare Workforce contracts, offset by a favorable mix shift to Population Health, which carries higher margins.

Total operating expenses in 2024 increased by 26% to $5.4 million, a deceleration from the 36% increase in 2023. Operating expenses were primarily impacted by upfront investments in the launch of Syrenity, which are expected to provide benefits of scale going forward. Following the adoption of significant cost optimization measures earlier in 2024, Syra will maintain a diligent approach for investing in long-term growth and value creation.

Adjusted EBITDA for 2024 was ($3.7 million) compared to ($2.8 million) in 2023. Adjusted EBITDA was impacted by investments in the clinical research study for Syrenity and the development and launch of an expanding suite of new product features.

Net loss for 2024 was ($3.8 million) compared with ($2.9 million) in 2023. Net losses for 2024 were primarily related to expenses associated with Syrenity, which are not expected to reoccur in 2025. Earnings per share for 2024 was ($0.50) and compares to ($0.60) in 2023.

Cash on hand as of December 31, 2024 was $2.4 million.

Q4 2024 Financial Results

Revenue for the quarter ended December 31, 2024 was $2.0 million, an increase of 14% compared to $1.8 million in the fourth quarter of 2023. Strong growth was driven by Population Health, which expanded 285% year over year, and Healthcare Workforce, which increased 17% year over year.

Gross profit margin was 22.7% in the fourth quarter of 2024 compared to 33% in the prior year period. The variation in gross margins was related to certain lower-margin Healthcare Workforce contracts that the company has begun to phase out.

Total operating expenses for the fourth quarter of 2024 were $957,000 compared to $1.6 million in the fourth quarter of 2023, a decline of 39% compared to the year ago period. The reduction was driven by operational efficiency gains and disciplined cost management.

Adjusted EBITDA for the fourth quarter of 2024 was ($492,000), a significant improvement compared to ($974,000) in the prior year.

Net loss for the fourth quarter of 2024 was ($504,000) compared to ($995,000) in the fourth quarter of 2023. This improvement of nearly 2x versus the year ago period was driven by successful operational restructuring efforts. Earnings per share for the fourth quarter of 2024 was ($0.05), compared to ($0.16) in the year ago period.

Conference Call

Management will hold a conference call to discuss the full year financial results at 9:00 am ET on March 11, 2025.

Interested parties can listen via a live webcast, from the link available in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations/q4-and-full-year-2024-earnings-call

A replay will be available after the call, in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations/q4-and-full-year-2024-earnings-call

SYRA HEALTH CORP.

BALANCE SHEETS

(UNAUDITED)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash	$2,395,405	$3,280,075
Accounts receivable, net	680,827	1,060,634
Accounts receivable, related party	-	50,614
Other current assets	276,563	389,787
Total current assets	3,352,795	4,781,110

Property and equipment, net	27,347	78,974
Right of use asset	299,190	63,199

Total assets	$3,679,332	$4,923,283

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$101,690	$462,991
Accrued expenses	230,383	198,978
Deferred revenue	16,611	-
Current portion of operating lease liability, related party	111,978	63,199
Notes payable	152,887	184,904

Total current liabilities	613,549	910,072

Non-current portion of operating lease liability, related party	187,212	-
Total liabilities	800,761	910,072

Stockholders’ equity:
Preferred stock, $0.001 per value, 10,000,000 shares authorized, none issued	-	-
Class A Common stock, $0.001 par value, 100,000,000 shares authorized, 8,979,204 and 5,588,298 issued and outstanding at December 31, 2024 and December 31, 2023 respectively	8,979	5,588
Class B Common stock, $0.001 par value, 5,000,000 shares authorized, 833,334 issued and outstanding at December 31, 2024 and December 31, 2023 respectively	833	833
Additional paid in capital	11,692,952	9,071,745
Accumulated deficit	(8,824,193)	(5,064,955)
Total stockholders’ equity	2,878,571	4,013,211

Total liabilities and stockholders’ equity	3,679,332	4,923,283

See the accompanying notes to audited consolidated financial statements

SYRA HEALTH CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	December 31, 2024	December 31, 2023

Net revenues	$7,982,082	$5,515,144
Cost of services	6,329,119	4,103,244
Gross profit	1,652,963	1,411,900

OPERATING EXPENSES:
Salaries and benefits	2,718,743	2,292,295
Professional services	606,051	586,463
Research and development expenses	585,146	240,048
Selling, general and administrative expenses	1,445,170	1,131,922
Depreciation	62,738	48,771
Total operating expenses	5,417,848	4,299,499

Net loss from operations	(3,764,885)	(2,887,599)

OTHER INCOME (EXPENSES):
Interest income	21,247	2,942
Interest expense	(15,600)	(53,686)
Total other income (expense)	5,647	(50,744)

NET INCOME (LOSS)	$(3,759,238)	$(2,938,343)

Loss per common share, basic and diluted	$(0.50)	$(0.60)

Weighted average number of common shares outstanding, basic and diluted	7,551,576	4,877,861

See the accompanying notes to audited consolidated financial statements

SYRA HEALTH CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(3,759,238)	$(2,938,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expense	62,738	48,771
Common stock issued for services	-	-
Stock-based compensation, stock options	131,181	32,831
Amortization of right of use assets	-	-
Changes in operating assets and liabilities:
Accounts receivable	379,807	(59,547)
Accounts receivable, related party	50,614	(50,614)
Other current assets	491,883	203,110
Right-of-use asset	89,500	121,089
Accounts payable	(361,301)	30,603
Accounts payable, related parties	-	(3,200)
Deferred revenue	16,611	-
Accrued expenses	55,672	(22,679)
Operating lease liability	(89,500)	(121,089)
Net cash used in operating activities	(2,932,033)	(2,759,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,111)	(15,251)
Net cash provided by (used in) investing activities	(11,111)	(15,251)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on deferred offering costs	-	-
Proceeds received on exercise of Class A common stock warrants	2,469,150	5,332,283
Repayment of notes payable	(410,676)	(185,692)
Proceeds received from line of credit	-	300,000
Repayments on line of credit	-	(1,050,551)
Advances received from related party	-	1,295,010
Repayments on advances from related party	-	(1,095,000)
Proceeds received from convertible notes payable	-	1,455,000
Net cash provided by financing activities	2,058,474	6,051,050

Net change in cash	(884,670)	3,276,731

Cash at beginning of period	3,280,075	3,344

Cash at end of period	$2,395,405	$3,280,075

Supplemental disclosure of cash flow information:
Cash paid for interest	$15,600	$36,226
Cash paid for taxes	-	-

Non-cash investing and financing activities:
Initial recognition of right-of-use asset and lease liability	$325,491	$-
Cancellation of Class A common stock	$-	$42
Non-cash application of invoices to STLogics loan	$-	$200,010
Class A common stock issued for debt and interest conversion	$-	$1,472,460
Options issued for director fees	$24,267	$-
Prepaid asset financed with note payable	$378,659	$370,596

See the accompanying notes to these audited consolidated financial statements

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measure in this release and the accompanying tables: adjusted EBITDA. We use this non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe it is useful to investors as a supplement to GAAP measures in analyzing, trending, and benchmarking the performance and value of our business. However, this measure is not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see the table below.

SYRA HEALTH CORP.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(UNAUDITED)

	Year Ended		Quarter Ended
	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2024
Net Income	$(2,938,343)	$(3,759,238)	$(995,275)	$(504,397)
Interest expense	53,686	15,600	9,237	5,528
Depreciation expense	48,771	62,738	12,358	7,278
Taxes	-	-	-	-
Adjusted EBITDA	$(2,835,886)	$(3,680,900)	$(973,680)	$(491,591)

About Syra Health

Syra Health is a healthcare technology company that powers better health in critical areas such as mental health, population health, and the healthcare workforce. The company’s leading-edge technology products and innovative services focus on prevention, access, and affordability. With a commitment to improving health, Syra Health is advancing healthcare solutions nationwide and around the world. For more information, please visit www.syrahealth.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy, and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media Inquiries:

Christine Drury

Director of Corporate Communications

Syra Health

463-345-5180

christined@syrahealth.com

For Investor Inquiries:

Corbin Woodhull

Managing Director, Global Advisory

Hayden IR

602-476-1821

corbin@haydenir.com

-9-